UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2025

Repare Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7171 Frederick-Banting, Building 2 Suite 270
St-Laurent, Quebec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 857 412 7018

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

In January 2025, Repare Therapeutics Inc. (the “Company”) announced a re-alignment of resources and a re-prioritization of its clinical portfolio to focus on the continued advancement of its Phase 1 clinical programs, RP-1664 (PLK4 inhibitor) and RP-3467 (Polq ATPase inhibitor). On February 23, 2025, the Board of Directors of the Company formally approved a plan to reduce the Company’s overall workforce by approximately 75% (the “Reorganization”). These plans were communicated to affected employees on February 24, 2025.

The Company expects to incur one-time cash charges associated with the Reorganization of approximately $7.3 million related to employee severance payments and related costs, which are expected to be incurred through the fourth quarter of 2025. In addition, the Company has committed to pay one-time employee retention costs of up to approximately $1.4 million, which are expected to be incurred through the fourth quarter of 2025. The Company expects the Reorganization will be substantially complete by the fourth quarter of 2025. The Company expects the Reorganization will result in annual operating expense savings of approximately $21.0 million.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Reorganization, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ materially from these estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Reorganization.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Medical Officer

In connection with the Reorganization described under Item 2.05 above, Dr. Maria Koehler, the Company’s Executive Vice-President, Chief Medical Officer, will cease her employment with the Company effective March 31, 2025 (the “Separation Date”).

In connection with her departure, the Company expects to enter into a separation agreement with Dr. Koehler, pursuant to which the Company will provide Dr. Koehler with certain severance-related benefits, including (i) a lump sum payment equal to nine months of her current base salary, (ii) contingent upon her continuous service with the Company through the Separation Date, an additional cash payment of $150,000, (iii) contingent upon her providing consulting services for three months following the Separation Date, an additional cash payment of $86,250, (iv) continued payment by the Company of COBRA health insurance premiums for up to 12 months following the Separation Date, (v) nine months of vesting acceleration of all of her unvested and outstanding equity awards from the Separation Date and (vi) contingent upon a Change in Control (as defined in the Repare Therapeutics Inc. 2020 Equity Incentive Plan) within three months after the expiration of the consulting term, then in lieu of the separation benefits described above, Dr. Koehler shall be entitled to the Change in Control severance benefits provided pursuant to Section 5.7 of her Employment Agreement, a copy of which was filed as exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Retention Bonuses to Executive Officers

As noted above, in connect with Reorganization, the Company is paying retention cash bonuses to certain of its employees, including Steve Forte, its Executive Vice President, Chief Financial Officer, and Mike Zinda, its Executive Vice President, Chief Scientific Officer. Mr. Forte will receive a one-time cash retention payment of $175,000 and Dr. Zinda will receive a one-time cash retention payment of $150,000.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements regarding the expected cost-savings from the Reorganization and the expecting timing for incurring costs associated with the Reorganization, the expected timing of implementing and completing the Reorganization and the Company’s plans to retain certain individuals to assist in this process. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including, but not limited to, the risk that the Company may not be able to implement the Reorganization as currently anticipated or within the timing currently anticipated, the impact of the Reorganization on the Company’s business, the risk that the Company’s cost saving initiatives may not be successful, and unanticipated charges not currently contemplated that may occur as a result of the Reorganization. For a discussion of these risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s subsequent filings with the

Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this Current Report on Form 8-K is current as of the date of the filing of this Report, and the Company undertakes no duty to update this information except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

Date: February 24, 2025	By:	/s/ Lloyd M. Segal
Lloyd M. Segal President and Chief Executive Officer